Exhibit 10.27

Amendment No. 1 to

At Market Issuance Sales Agreement

April 13, 2015

MLV & Co. LLC
1301 Avenue of the Americas, 43rd Floor

New York, NY 10019

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated June 13, 2014, including the Schedules thereto, relating to the sale and issuance of common stock (the “Sales Agreement”), between MLV & Co. LLC (“MLV”) and Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Amendment No. 1 to At Market Issuance Sales Agreement between MLV and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. MLV and the Company agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1. In Section 1 of the Sales Agreement, the reference to “a registration statement on Form S-3 (File No. 333-180028),” in the second paragraph, is deleted and replaced with “a registration statement on Form S-3 (File No. 333-201245).”

2. Section 14 is amended by deleting the words “1251 Avenue of the Americas, 41st Floor, New York, NY 10020, and replacing them with “1301 Avenue of the Americas, 43rd Floor, New York, NY 10019.”

3. Schedule 1 is amended by adding the words “as amended on April 13, 2015” immediately after “June 13, 2014.”

4. The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(l) is amended to add “as amended on April 13, 2015” after “June 13, 2014.”

B. Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

Peregrine Pharmaceuticals, Inc.

By:     /s/ Paul J. Lytle

Name: Paul J. Lytle

Title: Chief Financial Officer

ACCEPTED as of the date first above written:

MLV & Co. LLC

By:    /s/ Patrice McNicoll

Name: Patrice McNicoll

Title: Chief Executive Officer

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